Exhibit 15.5

March 3, 2022

Matter No.: 835165

Doc Ref: 107790896

(852) 2842 9595

Felicity.Lee@conyers.com

HUTCHMED (China) Limited

48th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Dear Sirs,

Re:	HUTCHMED (China) Limited (the “Company”)

Annual Report on Form 20-F

We hereby consent to the filing of this letter as an exhibit to the Company’s annual report on Form 20-F for the year ended 31 December 2021 with the U.S. Securities and Exchange Commission and to the inclusion therein of the reference to our name on page 217 of the annual report under the heading “Taxation – Overview of Tax Implications of Various Other Jurisdictions – Cayman Islands Taxation” in the form and context in which they appear. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the U.S. Securities and Exchange Commission thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman